                                                                    Exhibit 99.1



[Company Logo]                               [Splitrock Logo]

McLeodUSA Incorporated                       Splitrock Services, Inc.
McLeodUSA Technology Park                    9012 New Trails Drive
6400 C Street SW, PO Box 3177                The Woodlands, TX  77381
Cedar Rapids, IA 52406-3177
Press & Investor Contact: Bryce Nemitz       Contact:  Investor Relations
bnemitz@mcleodusa.com                        ir@splitrock.net
Phone:   (319) 790-7800                      Phone:  (281) 465-1248
FAX:     (319) 790-7767                      FAX:    (281) 419-0860


                         McLeodUSA To Acquire Splitrock
                        In $2.1 Billion Stock Transaction

            Roy A. Wilkens to join McLeodUSA and Head Data Operations

Cedar Rapids, IA and Houston, TX, January 7, 2000 - McLeodUSA Incorporated (Nasdaq: MCLD), a leading facilities-based Integrated Communications Provider
(ICP) in Midwest and Rocky Mountain states, and Splitrock Services Inc. (Nasdaq:
SPLT), a facilities-based provider of advanced data services, today announced they have signed a definitive merger agreement.

Splitrock operates a differentiated, nationwide data network with a broadband access platform of asynchronous transfer mode (ATM) switches in over 325 points of presence (POPs) serving 800 cities in all 50 states and reaching 90 percent of the U.S. population. The network currently carries over 2 billion minutes per month of Internet traffic, and is designed to carry voice, data and video traffic over a single network.

Roy A. Wilkens will join McLeodUSA as the head of its Data Services operations with Splitrock as the core of the newly created group. Wilkens has extensive experience in the competitive telecommunications segment, most notably during his tenure at WilTel where he was Founder and CEO of WilTel Network Services from 1985 to 1997 as WilTel constructed and operated the first nationwide broadband fiber optic network.

The Splitrock acquisition will allow McLeodUSA to offer data services including Internet access services to customers in its existing 21-state addressable market over the newly acquired network platform, enabling enhanced data margins and improved control over the quality of its data services.

McLeodUSA President and COO Stephen C. Gray stated, "With this transaction, we have acquired the data and network expertise to accelerate our delivery of comprehensive data products by 18 to 36 months, while reducing our capital expenditure for network construction. Moreover, we will be able to begin procuring services on the Splitrock network immediately - even before the transaction is finalized."

Splitrock Services has a 20-year irrevocable right of use (IRU) option for up to 16 fibers in the 16,000-mile, partially completed Level 3 network. All segments of this network are scheduled to be turned over by first quarter 2001. Once complete, McLeodUSA expects to have not only one of the most pervasive -- but also one of the most robust -- ATM networks in the country. While McLeodUSA will continue to focus on its targeted 21-state region for competitive local exchange services, this transaction affords the opportunity to offer out-of-region services on an on-net basis, as well as providing data services on a nationwide basis. The overall addressable ten-year market opportunity for McLeodUSA is projected to triple to $360 billion.

Terms of the Agreement
----------------------

Approved by the Boards of Directors of both companies, the terms of the all-stock transaction include:

|X| Splitrock shareholders will receive 0.5347 of a share of newly issued McLeodUSA Class A common stock for each Splitrock share.
|X| Based on the average closing price for the last five trading days of McLeodUSA shares, the transaction is valued at $30.50 per Splitrock share. Including assumed Splitrock debt, the transaction is valued at approximately $2.1 billion.
|X| Upon closing, Splitrock stockholders will own approximately 12.6 percent of McLeodUSA on a fully diluted basis.
|X| Splitrock executives including Chairman and Chief Technology Officer Kwok L. Li, and President and Chief Executive Officer
         William R. Wilson, who together with their affiliates own in excess of 50 percent of Splitrock shares, have agreed to vote their shares in favor of the transaction and have given an option to McLeodUSA to acquire their shares.
|X| Accounted for as a purchase, the transaction is expected to be a tax-free stock-for-stock exchange to Splitrock shareholders.
|X|      No cap or collar provisions apply.
|X| A break-up fee of approximately $68 million will apply under certain circumstances.
|X| Expected to close in the second quarter of 2000, the transaction is subject to Splitrock shareholder and bondholder approval, McLeodUSA shareholder approval, antitrust clearance and customary closing conditions.
|X| McLeodUSA has agreed to facilitate or support $115 million of financing for Splitrock and to contract for $105 million of Splitrock services.
|X| Salomon Smith Barney is serving as financial advisor to McLeodUSA and Credit Suisse First Boston is serving as financial advisor to Splitrock.


Splitrock Success
-----------------

Kwok Li and Bill Wilson co-founded Splitrock in March 1997 and began operations in September of that year. Splitrock began trading on Nasdaq in August 1999. Splitrock's trademarked architecture known as "ATM-to-the-Edge" is capable of delivering all products to all 800 cities - large and small. By offering a broad range of on-net data-related services to its carrier, ISP and end user customer base, Splitrock has expanded rapidly, with revenue increasing 32 percent from second quarter to third quarter 1999. Splitrock reported annualized third quarter revenues of $95 million and annualized EBITDA loss of $48 million.

Chairman and CTO Li commented, "We believe we have built one of the most advanced networks in the country, capable of delivering a full range of data products. Now as part of McLeodUSA, this asset and our great team of more than 400 professionals can realize the dream behind the technology."

Splitrock President and CEO Wilson added, "Our team has focused on building a great network. The combined company will not only step up new customer acquisitions, but leverage the many strong relationships McLeodUSA and Roy Wilkens have built throughout our industry."

New Leadership Structure; Splitrock Name Retained
-------------------------------------------------
McLeodUSA Chairman and CEO Clark McLeod stated, "In order to maximize the opportunity, we have created two operational units to delineate responsibility and sharpen our focus. I will concentrate on strategic and external relations.

|X| Steve Gray has been promoted to President and CEO of Local Services operations, focusing on our 21-state CLEC region; and

|X| Roy Wilkens will be President and CEO of Data Services operations, functioning under the Splitrock name and addressing the national data market."

Synergies Created
-----------------

McLeod: "This acquisition is an important step in our long-term growth strategy, and a unique, compelling opportunity to leverage the network and people assets of Splitrock."

Gray: "The strategy of our 21-state regional Local Services operation is unchanged. We are continuing to build market share, establishing a significant number of colocations throughout our region, and moving our traffic to on-net/on-switch service. The new availability of advanced data services will allow us to grow faster and deeper as we penetrate our identified region with integrated services.

Wilkens: "The new Data Services operation will have two priorities: to provide a full range of data products to McLeodUSA's local service branches across the current 21-state footprint; and to be the best provider of a full range of data products to other competitive local exchange carriers (CLECs), Internet service providers (ISPs) and large multi-state business customers. I am confident our new Data Services operation can generate significant long-term growth for McLeodUSA."

The combined company will have an advanced fiber optic network spanning 26,000 miles, 27 voice switches, 616,000 local lines, and ATM switches at all 350 installed points-of-presence across the country.

About Roy A. Wilkens
--------------------

Founder / CEO of WilTel from 1985-1997:
   |X|  Completed first transcontinental fiber build
   |X|  Largest and most respected wholesaler
   |X| Premier data company in the United States; first nationwide frame relay service
   |X| Acquired by WorldCom in 1995; served as CEO of WilTel and Vice Chairman of WorldCom from 1995-1997

Appointments include:
   |X| National Security Telecommunications Advisory Council for President Bush and President Clinton
   |X|  Past chairman of CompTel

About McLeodUSA
---------------

McLeodUSA is a provider of integrated communications services to business and residential customers in 12 Midwest and Rocky Mountain states; 9 additional expansion states will be added. McLeodUSA is a facilities-oriented communications provider with 27 switches, 9,400 route miles of fiber optics network, 616,400 local lines, and 7,800 employees. In the next 12 months, its publishing subsidiaries plan to distribute nearly 24 million copies of competitive directories in 22 states, expected to reach nearly 40 million people.

About Splitrock
---------------
Headquartered near Houston, Texas, Splitrock owns and operates a nationwide broadband access platform that places ATM switches in hundreds of points of presence (POPs) providing ubiquitous coverage of US businesses and households. Splitrock's "carry anything, anywhere" business strategy is implemented on this "ATM-to-the-Edge/TM/" access platform, which integrates data, video and voice traffic on one platform. Because of the unified nature of the network platform, Splitrock offers the same level and quality of service nationwide. Splitrock's products and services include dial and dedicated Internet access, VPN and Virtual Internet Service (VIS) to corporate end users, ISPs, and other telecommunications carriers.

                                      # # #

Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect the predictions of McLeodUSA. Actual events or results may differ substantially. Important factors that could cause actual results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the industry, changes in the competitive climate in which McLeodUSA operates and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is filed with the Securities and Exchange Commission.